SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):   December 1, 1997


                          CATERPILLAR INC.
         (Exact name of registrant as specified in its charter)


                               Delaware
           (State or other jurisdiction of incorporation)

                               1-768
                      (Commission File Number)

                             37-0602744
                       (IRS Employer I.D. No.)

                 100 NE Adams Street, Peoria, Illinois
                (Address of principal executive offices)

                               61629
                             (Zip Code)


 Registrant's telephone number, including area code:  (309) 675-1000




Item 5.  Other Events

CATERPILLAR STATEMENT
Year 2000 Date Conversion

Caterpillar Inc. recognizes customers and shareholders are concerned about product and service readiness leading up to and after the turn of the century. The company defines year 2000 readiness as having systems in place that will not be adversely affected by dates prior to, during or after the year 2000. Caterpillar is taking the actions necessary to ensure its products and services will continue to operate on and after Jan. 1, 2000. The company's target is to have all products and services ready for the year 2000 by Dec. 31, 1998.

Company officers have charged managers from each operating division with responsibility to identify, evaluate and implement changes to computer systems and applications necessary to achieve year 2000 readiness with the goal of having no effect on customers or disruption to business operations. Each division has identified major areas of potential business impact. These areas have been evaluated and conversion efforts are in process. Additionally, each company division is responsible for communicating with suppliers, financial institutions and others it does business with to coordinate year 2000 readiness. These discussions and conversion efforts are also in process.

The financial impact of making the required systems changes is not expected to be material to the company's financial position or results of operations.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CATERPILLAR INC.



                                        By:  /s/ R. Rennie Atterbury III
                                             R. Rennie Atterbury III
                                                  Vice President


Date:  December 1, 1997